                                                                   EXHIBIT 10.20

                              GUARANTY OF ACCOUNT


                                                         Dated:  October 4, 2000

To:  Legg Mason Wood Walker, Incorporated

1. In consideration of your continuing the extension of the margin loans in the principal amount existing on the date hereof (such margin loans, the "Guaranteed Loans") to the Warren V. Musser Foundation Inc Legg Mason Account (Number [INTENTIONALLY OMITTED]) (the "Foundation Account") and the Warren V. Musser Legg Mason Account (Number [INTENTIONALLY OMITTED]) (the "Musser Account") (including without limitation the margin loans extended to other accounts which are guaranteed on the date hereof by the Musser Account), (which separately or jointly, with any and all renewals thereof, are hereinafter referred to as the "guaranteed accounts") the undersigned (hereinafter referred to as the "Guarantor") hereby unconditionally agrees to pay you, on demand, any indebtedness (including interest) that may now or hereafter be owing you by Warren V. Musser or the Warren V. Musser Foundation (collectively, the "Clients") Clients in respect of the Guaranteed Loans to the guaranteed accounts, provided however that notwithstanding anything else in this guaranty to the contrary the Guarantor's obligations hereunder shall in no event exceed $35,000,000 in the aggregate.

2. The Guarantor's obligations hereunder shall not be affected by the validity, regularity or enforceability of the indebtedness, or by the existence validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the indebtedness which might otherwise constitute a defense to this guaranty. You make no representation or warranty in respect to any such circumstance and have no duty or responsibility whatsoever to the Guarantor in respect of the management and maintenance of the indebtedness or any collateral therefor, provided however that you agree that you will not extend any further margin loans in respect of the Musser Account, the Foundation Account or any of the other guaranteed accounts. You shall not be obligated to file any claim relating to the indebtedness in the event that any of the Clients become subject to a bankruptcy, reorganization or similar proceeding, and the failure by you to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to you in respect of any indebtedness is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect of such indebtedness as if such payment had not been made.

     The Guarantor represents that it has made its own credit analysis with respect to the Clients and the indebtedness and has made such arrangements with the Clients not inconsistent with the provisions hereof as it has deemed appropriate. The Guarantor further represents that it has full power and authority to execute, deliver and perform this guaranty in accordance with its terms.

3. The Guarantor agrees that this guaranty is a continuing one and shall cover any present indebtedness plus interest thereon in the guaranteed accounts. The Guarantor agrees that the guaranteed accounts may be changed from time to time by the sale or exchange of securities or other property, or by payments by deliveries of securities or other property by or to or upon the order of the Clients; and that, in general, you may accept the orders of the Clients with respect to transactions in the guaranteed accounts provided, however, that any purchases in the guaranteed accounts or withdrawals of cash or securities from the guaranteed accounts require prior notice to and prior consent of Guarantor. The Guarantor also agrees that after prior notice to Guarantor the guaranteed accounts may be closed out by you at any time.

4. The Guarantor agrees that you may, at any time, but only after notice to and consultation with Guarantor and a failure of the guaranteed accounts to repay any Guaranteed Loans, use, without restriction, or transfer to the guaranteed accounts, the moneys or securities or other property in the Guarantor's account specified in Annex A hereto., to secure the guaranteed accounts or to pay any indebtedness due therein.

     The Guarantor agrees that you may proceed at any time, in your uncontrolled discretion, and without prior demand or notice, to enforce this Guaranty in any manner and upon such terms as you may determine; that the enforcement by you of your right to transfer in any manner, in whole or in part, shall not in any way affect the continuing liability of the Guarantor for any indebtedness in the guaranteed accounts; that any demand on the Guarantor to perform the obligations of this guaranty, or any action or proceedings brought to enforce the liability of the Guarantor hereunder, shall not release or otherwise affect said right to transfer; and that you shall at all times have both the personal liability of the Guarantor and the right to transfer to secure to you payment of any indebtedness in the guaranteed accounts, enforcement of both of which may be pursued concurrently.

5. The Guarantor has deposited cash in the amount of $35,000,000 in the Guarantor's account specified in Annex A hereto. The Guarantor has authorized you by a separate instrument to invest and reinvest such cash in money market instruments, none of which will have a maturity at issuance of more than 270 days, or to maintain such cash with you as a free credit balance at an interest rate satisfactory to the Guarantor. The Guarantor agrees that such cash will at no time be invested in any other manner...The Guarantor agrees that the assets in the Guarantor's account specified in Annex A may not be withdrawn during the term of this guaranty without your prior written approval.

6. The Guarantor hereby waives any notices, or confirmations whatsoever of acceptance by you of this guaranty and as to the current condition of the guaranteed accounts or any changes therein from time to time and the manner of conducting or closing the same or otherwise. In the event of default by either of the Clients, the Guarantor hereby waives any demands or notices whatsoever in respect thereof and any requirement of legal or equitable proceedings or otherwise on your part against the Clients or any other guarantor of said guaranteed account or other securities in the guaranteed accounts as a condition precedent to enforcing the obligations of the Guarantor hereunder.

7. The Guarantor agrees not to exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement until all the indebtedness to you shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of you and shall forthwith be paid to you to be credited and applied to the indebtedness, whether matured or unmatured.

8. This guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to your benefit and that of any successor firm or firms that may take over or continue your business and/or any of the guaranteed accounts, irrespective of any changes or changes at any time in the personnel thereof, for any cause whatsoever, and to the individual officers, directors, employees and agents of your present firm or any successor firm.

9. The Guarantor's obligations hereunder will terminate, as to existing and future indebtedness, upon the earlier of (a) September 30, 2001 or (b) such day on which each of the guaranteed accounts shall have been in compliance for 20 consecutive trading days with all applicable Legg Mason margin requirements which will not be changes with respect to the guaranteed accounts except in connection with changes generally applicable to all Legg Mason margin accounts (assuming the absence of this guaranty). In addition, by written notice to you effective upon your receipt of such notice, the Guarantor may at any time terminate its obligations and your rights hereunder in respect of future transactions in the guaranteed accounts, but notwithstanding such termination as to future transactions the obligations of the Guarantor hereunder with respect to any indebtedness in the guaranteed accounts shall continue in full force and effect until such indebtedness with interest to the date of payment thereon has been paid to you.

10. The Guarantor agrees that no agreement on your behalf to waive or modify this guaranty or any provision thereof shall be valid or binding unless evidenced by a writing signed by an authorized officer of your firm. No failure on your part to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by you of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to you or allowed you by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by you from time to time.

11. The Guarantor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of your counsel) in any way relating to the enforcement or protection of your rights hereunder and further agrees that the aforementioned collateral secures such payment.

12. The obligations of the Guarantor under the guaranty shall extend, upon the same terms and conditions, to each of your affiliates.

13. This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

14.  (a) Arbitration is final and binding on the parties.

     (b) The parties are waiving the right to seek remedies in court, including the right to a jury trial.

     (c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

     (d) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

     (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     Any controversy between you (together with any of your affiliates also involved in such controversy) or any of your or their officers, directors, employees or agents on the one hand and the Guarantor or Guarantor's officers, directors, employees or agents on the other hand, arising out of or relating to this agreement, the transactions contemplated hereby, the accounts established hereunder or the guaranteed accounts shall be settled by arbitration, in accordance with the rules then obtaining of The New York Stock Exchange, Inc., or any other exchange of which you are a member, or the National Association of Securities Dealers, Inc. If the Guarantor does not make such election by registered mail addressed to you at your main office within ten (10) days after receipt of notification from you requesting such election, then the Guarantor authorizes you to make such election on the Guarantor's behalf.. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

     No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until (i) the class certification is denied; (ii) the class is decertified; or (iii) the Guarantor is excluded from the class by the court.

     Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

15. Any notice given by the Guarantor to you under this Guaranty of Account shall be effective only when received by the General Counsel of Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, MD 21202. Any notice given by you to the Guarantor under this Guaranty of Account shall be effective only when received by the Chief Financial Officer of Safeguard Scientifics, Inc., 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087.

     This Guaranty of Account is effective from and after the date on which you accept it by signing and returning to the Guarantor, on or after the date of this Guaranty of Account set forth above, a copy hereof. By signing this Guaranty of Account, the Guarantor acknowledges receipt of a copy hereof. A predispute arbitration clause is contained in Paragraph 15 hereof.

                                             SAFEGUARD SCIENTIFICS, INC.


                                             By ...............................


Witnessed:

 ................................


Accepted by Legg Mason Wood Walker, Incorporated


By..............................


Witnessed:

 ................................



Annexes:


A                   Guarantor's Account